REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Board of Trustees of The Boston Trust & Walden Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of The
Boston Trust & Walden Funds comprising the Boston Trust Asset
Management Fund,
Boston Trust Equity Fund, Boston Trust Midcap Fund,
Boston Trust SMID Cap Fund,
Boston Trust Small Cap Fund, Walden Asset Management Fund,
Walden Equity Fund,
Walden Midcap Fund, Walden SMID Cap Innovations Fund and
Walden Small Cap Innovations
Fund (the Funds) as of March 31, 2014, and the related statements of operations for the year then ended, changes in net assets for the two years in the period then ended, and the financial highlights for each of the five years in the period then ended for the Boston Trust Asset Management Fund,
Boston Trust Equity Fund,
Boston Trust Midcap Fund, Boston Trust Small Cap Fund,
Walden Asset Management Fund,
Walden Equity Fund and Walden Small Cap Innovations Fund, the related statements of operations for the year then ended, changes in net assets for each of the two years in the period then ended, and the financials highlights for each of the three periods in the period then ended for the Boston Trust SMID Cap Fund and Walden Midcap Fund, and the related statements of operations for the year then ended, changes in net assets and the financial highlights for each of the two periods in the period then ended for the Walden SMID Cap Innovations Fund.
These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2014, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds constituting The
Boston Trust & Walden Funds, as of March 31, 2014, and the results of their operations, the changes in their net assets and their financial highlights for the periods indicated above, in conformity with accounting principles generally accepted in the United States of America.



COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
May 29, 2014